Filed Pursuant to Rule 424(b)(2)
File No. 333-261521

PROSPECTUS SUPPLEMENT
(to Prospectus dated January 24, 2022)

3,546,854 Shares XAI Octagon Floating Rate & Alternative Income Trust Common Shares $7.0485 per Share

The Trust. XAI Octagon Floating Rate & Alternative Income Trust (formerly, XAI Octagon Floating Rate & Alternative Income Term Trust) (the “Trust”) is a diversified, closed-end management investment company.

Investment Objective. The investment objective of the Trust is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective, and you could lose some or all of your investment.

NYSE Listing. The Trust’s currently outstanding common shares of beneficial interest of the Trust, par value $0.01 per share (“Common Shares”), are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the symbol “XFLT.” As of January 31, 2024, the net asset value of the Common Shares was $6.90 per Common Share, and the last reported sales price for the Common Shares on the NYSE was $7.48 per Common Share, representing a premium to net asset value of 8.41%.

Investment Strategy. The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets (as defined in the accompanying Prospectus) in floating rate credit instruments and other structured credit investments.

The Offering. The Trust is offering 3,546,854 Common Shares in a registered direct placement (the “Offering”) at a price of $7.0485 per share, to certain purchasers (the “Purchasers” and each, a “Purchaser”) in a privately negotiated transaction pursuant to a purchase agreement dated February 1, 2024. The Trust has not retained a placement agent, underwriter, broker or dealer with respect to this Offering and therefore is not paying any underwriting discounts or commissions.

Investing in the Trust’s Common Shares involves certain risks, including the possible loss of the entire principal amount that you invest. The Trust utilizes leverage, which is subject to numerous risks. See “Risks” beginning on page S-11 of this Prospectus Supplement and on page 2 of the accompanying Prospectus and “Risks” in the Trust’s most recent Annual Report on Form N-CSR and in any of the Trust’s other filings with the Securities and Exchange Commission (“SEC”) incorporated herein by reference. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Trust’s Common Shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement and the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$7.0485	$25,000,000
Proceeds, Before Expenses, To the Trust	$7.0485	$25,000,000

Delivery of the Common Shares sold pursuant to this prospectus supplement is expected to be made on or about February 5, 2024.

Prospectus Supplement dated February 1, 2024

* * *

Portfolio Contents. The Trust’s investments may include (i) structured credit investments, including collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust currently intends to pursue its investment objective by investing primarily in below investment grade credit instruments, but may invest without limitation in investment grade credit instruments. Below investment grade credit instruments are often referred to as “high yield” securities or “junk bonds.” Below investment grade credit instruments are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. The Trust may invest without limitation in credit instruments that are illiquid.

Adviser and Sub-Adviser. XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation. Octagon Credit Investors, LLC (“Octagon” or the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Trust pays a management fee to the Adviser. As compensation for the services provided by the Sub-Adviser, the Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

The Trust has also retained the Adviser to provide investor support services and secondary market services in connection with the ongoing operation of the Trust. The Trust pays a service fee to the Adviser in exchange for such services pursuant to a separate investor support and secondary market services agreement.

Distributions. The Trust intends to pay substantially all of its net investment income, if any, to Common Shareholders through monthly distributions and to distribute any net realized long-term capital gains to Common Shareholders at least annually. There is no assurance the Trust will pay regular monthly distributions or that it will do so at a particular rate. Distributions may be paid by the Trust from any permitted source and, from time to time, all or a portion of a distribution may be a return of capital.

Leverage. The Trust utilizes leverage to seek to enhance total return and income. The Trust may use leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of preferred shares (“Preferred Shares”) and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage (“portfolio leverage,” and, together with Indebtedness and Preferred Shares, “Financial Leverage”). The Trust may utilize leverage to the maximum extent permitted by the Investment Company Act of 1940, as amended. The Trust has entered into a credit agreement, as amended from time to time through the date hereof, with a financial institution (the “Credit Facility”) pursuant to which the Trust may borrow up to $175 million. As of September 30, 2023, outstanding borrowings under the Credit Facility were $150,350,000. The Trust has outstanding 1,596,000 6.50% Series 2026 Term Preferred Shares (the “2026 Preferred Shares”), liquidation preference $25 per share and 800,000 6.00% Series 2029 Convertible Preferred Shares (the “2029 Convertible Preferred Shares”). As of September 30, 2023, the Trust’s Financial Leverage through Indebtedness under the Credit Facility and the outstanding 2026 Preferred Shares and 2029 Convertible Preferred Shares represented approximately 41.34% of the Trust’s Managed Assets. The use of leverage is a speculative technique that involves special risks. There can be no assurance that the Trust’s leveraging strategy will be successful. See “Use of Leverage” and “Risks — Leverage Risk” in the Trust’s Annual Report, which is incorporated by reference herein.

The Trust’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

As permitted by regulations adopted by the SEC, paper copies of the Trust’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Trust or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Trust’s website (www.xainvestments.com/XFLT), and you will be notified by mail each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you own Common Shares through a financial intermediary, such as a broker-dealer or bank, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Trust, you can inform the Trust that you wish to continue receiving paper copies of your shareholder reports by calling (888) 903-3358. Your election to receive reports in paper will apply to all funds held with the fund complex if you invest directly with the Trust or to all funds held in your account if you invest through your financial intermediary.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this Prospectus Supplement, which describes the terms of the offering of the Common Shares. The second part is the accompanying Prospectus, which contains more general information about the Trust and the securities that the Trust may offer from time to time, some of which may not apply to this offering of Common Shares. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus, you should rely on this Prospectus Supplement. You should carefully read this Prospectus Supplement and the accompanying Prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

This Prospectus Supplement, the accompanying Prospectus and the SAI contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Trust’s plans, strategies, and goals and the Trust’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Trust believes that the expectations expressed in these forward looking statements are reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Trust’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” sections of this Prospectus Supplement, the accompanying Prospectus and the Trust’s most recent Annual Report, which describe certain currently known risk factors that could cause actual results to differ materially from the Trust’s expectations. The Trust urges you to review carefully those sections for a more detailed discussion of the risks associated with an investment in the Trust’s securities. All forward looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus are made as of their respective dates. The Trust does not intend, and undertakes no obligation, to update any forward looking statement. The Trust is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933 (the “Securities Act”).

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Trust has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Trust’s business, financial condition and results of operations may have changed since that date. The Trust will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

ii

WHERE YOU CAN FIND MORE INFORMATION

The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Trust with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Trust, that file electronically with the SEC.

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Trust with the SEC under the Securities Act and the 1940 Act (File Nos. 333-261521 and 811-23247). This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein or in the accompanying Prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Trust will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement and the accompanying Prospectus are delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus Supplement or the accompanying Prospectus. You may request such information by calling (888) 903-3358 or by writing to XA Investments at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of this Prospectus Supplement, the accompanying Prospectus, the SAI and any incorporated information will also be available from the Trust’s website at www.xainvestments.com. Information contained on the Trust’s website is not incorporated by reference into this Prospectus Supplement or the accompanying Prospectus and should not be considered to be part of this Prospectus Supplement or the accompanying Prospectus.

iii

INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus are part of a registration statement that the Trust has filed with the SEC. The Trust is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus Supplement and the accompanying Prospectus, and later information that the Trust files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus Supplement and the accompanying Prospectus from the date of the filing of such reports and documents:

•        the Trust’s SAI, filed with the accompanying Prospectus;

•        the Trust’s Annual Report on Form N-CSR for the fiscal year ended September 30, 2023, filed with the SEC on November 29, 2023 (“Annual Report”);

•        the Trust’s definitive proxy statement on Schedule 14A for its 2023 annual meeting of shareholders, filed with the SEC on May 5, 2023 (“Annual Proxy Statement”);

•        the Trust’s definitive proxy statement on Schedule 14A for its special meeting of shareholders, filed with the SEC on November 8, 2023;

•        the Trust’s Current Report on Form 8-K filed with the SEC on January 24, 2024;

•        the Trust’s Current Report on Form 8-K filed with the SEC on January 4, 2024;

•        the Trust’s Current Report on Form 8-K filed with the SEC on November 7, 2023, except that the information disclosed therein under Item 7.01 thereof was furnished and not filed and is not incorporated by reference into this Prospectus Supplement or the accompanying Prospectus;

•        the Trust’s Current Report on Form 8-K filed with the SEC on October 26, 2024;

•        the Trust’s Current Report on Form 8-K filed with the SEC on October 6, 2023;

•        the Trust’s Current Report on Form 8-K filed with the SEC on September 13, 2023;

•        the Trust’s Current Report on Form 8-K filed with the SEC on August 29, 2023;

•        the Trust’s Current Report on Form 8-K filed with the SEC on May 11, 2023;

•        the Trust’s Current Report on Form 8-K filed with the SEC on May 11, 2023;

•        the Trust’s Current Report on Form 8-K filed with the SEC on February 27, 2023;

•        the Trust’s Current Report on Form 8-K filed with the SEC on January 6, 2023;

•        the Trust’s Current Report on Form 8-K filed with the SEC on June 29, 2022, except that the information disclosed therein under Item 7.01 thereof was furnished and not filed and is not incorporated by reference into this Prospectus Supplement or the accompanying Prospectus;

•        the Trust’s Current Report on Form 8-K filed with the SEC on February 11, 2022;

•        the Trust’s description of Common Shares contained in its Registration Statement on Form 8-A (File No. 001-38216) filed with the SEC on September 22, 2017;

•        the Trust’s description of 2026 Preferred Shares contained in its Registration Statement on Form 8-A (File No. 001-38216) filed with the SEC on March 26, 2021; and

To obtain copies of these filings, see “Where You Can Find More Information.”

iv

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Trust’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus, especially the information under the heading “Risks.” You may also request a copy of the SAI, which contains additional information about the Trust.

The Trust

XAI Octagon Floating Rate & Alternative Income Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust commenced operations on September 27, 2017.

The Trust’s common shares of beneficial interest, par value $0.01 per share, are called “Common Shares” and the holders of Common Shares are called “Common Shareholders” throughout this Prospectus Supplement and the accompanying Prospectus.

The Adviser

XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation. XAI was founded by the principals of XMS Capital Partners, LLC in April 2016. The XAI leadership team believes that the investing public needs better access to a broader range of alternative investment strategies and managers. XAI sponsors registered investment companies designed to provide investors with access to institutional caliber alternative investments, by partnering with established alternative asset managers selected from among numerous alternative credit managers, hedge fund managers and private debt and equity firms to sub-advise XAI funds.

The Sub-Adviser

Octagon Credit Investors, LLC (the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Sub-Adviser’s experienced team of investment professionals has worked together for many years and managed funds through multiple credit cycles over Octagon’s 25-plus year history. The Sub-Adviser currently manages $35 billion in assets under management as of September 30, 2023 across 50 collateralized loan obligations (“CLOs”), 12 commingled funds and 20 separately managed accounts.

Listing and Symbol

The Trust’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “XFLT.” As of January 31, 2024 the NAV of the Trust’s Common Shares was $6.90 per Common Share, and the last reported sales price for the Trust’s Common Shares on the NYSE was $7.48 per Common Share, representing a premium to NAV of 8.41%.

Distributions

The Trust has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Trust’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the 1940 Act.

The Offering

The Trust is offering 3,546,854 Common Shares in a registered direct placement (the “Offering”) at a price of $7.0485 per share, to certain purchasers (the “Purchasers” and each, a “Purchaser”) in a privately negotiated transaction pursuant to a purchase agreement dated February 1, 2024.

The Trust has not retained a placement agent, underwriter, broker or dealer with respect to this Offering and therefore is not paying any underwriting discounts or commissions.

Use of Proceeds

The Trust estimates the net proceeds of the offering, after deducting estimated offering expenses payable by the Trust, to be $24,987,000. The Trust intends to use the net proceeds of the offering to invest in accordance with its investment objective and policies as stated in the accompanying Prospectus and/or to pay down outstanding Indebtedness (as defined below) under its Credit Facility (as defined below) (which will increase the funds under the Credit Facility available to us to make additional investments in accordance with our investment objective) and for general working capital purposes. See “Use of Proceeds.”

Leverage

The Trust utilizes leverage to seek to enhance total return and income. The Trust may use leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of Preferred Shares and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage (“portfolio leverage,” and, together with Indebtedness and Preferred Shares, “Financial Leverage”). The Trust may utilize leverage to the maximum extent permitted by the 1940 Act. The Trust has entered into a credit agreement, as amended from time to time through the date hereof, that establishes a revolving credit facility with a financial institution (the “Credit Facility”) pursuant to which the Trust may borrow up to $175 million. The use of leverage is a speculative technique that involves special risks.

As of September 30, 2023, outstanding borrowings under the Credit Facility were $150,350,000. The Trust has outstanding 1,596,000 6.50% Series 2026 Term Preferred Shares (the “2026 Preferred Shares”), liquidation preference $25 per share and 800,000 6.00% Series 2029 Convertible Preferred Shares (the “2029 Convertible Preferred Shares”). As of September 30, 2023, the Trust’s Financial Leverage through Indebtedness under the Credit Facility and the outstanding 2026 Preferred Shares and 2029 Convertible Preferred Shares represented approximately 41.34% of the Trust’s Managed Assets.

There can be no assurance that the Trust’s leveraging strategy will be successful. See “Use of Leverage” and “Risks — Leverage Risk” in the Trust’s Annual Report, which is incorporated by reference herein.

U.S. Federal Income Taxes

For a discussion of U.S. federal income tax considerations generally applicable to an investment in the Common Shares, see “Tax Matters” in the accompanying prospectus and in the accompanying SAI. Prospective investors are urged to consult their own tax advisors regarding an investment in the Common Shares in light of their personal investment circumstances.

Risks

See “Risks” beginning on page S-11 of this Prospectus Supplement and on page 2 of the accompanying Prospectus, and “Risks” in the Trust’s most recent Annual Report on Form N-CSR and in any of the Trust’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Common Shares.

SUMMARY OF TRUST EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Trust as of September 30, 2023 (except as noted below) after giving effect to the anticipated net proceeds of the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus and assuming the Trust incurs the estimated offering expenses. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder Transaction Expenses
Sales load paid by Common Shareholders (as a percentage of offering price)	None
Offering expenses borne by the Trust (as a percentage of offering price)	0.05	%(2)
Dividend Reinvestment Plan fees	None	(3)
As a Percentage of Net Assets Attributable to Common Shares
Annual Expenses
Management fees(4)	2.85%
Leverage expense
Interest payment on borrowed funds(5)	3.25%
Preferred Share dividends(6)	1.15%
Other expenses
Investor Support and Secondary Market Support Services Fee(7)	0.33%
Other(8)(9)	0.71%
Total annual expenses	8.29%

____________

(1)    The Trust has not retained a placement agent, underwriter, broker or dealer with respect to this Offering and therefore is not paying any underwriting discounts or commissions.

(2)    Offering expenses payable by the Trust will be deducted from the proceeds, before expenses, to the Trust. Total offering expenses borne by the Trust are estimated to be approximately $13,000.

(3)    Common Shareholders will incur brokerage charges if they direct Equiniti Trust Company, as Plan Agent for the Common Shareholders, to sell their Common Shares held in a dividend reinvestment account.

(4)    The Trust pays the Adviser an annual management fee, payable monthly in arrears, in an amount equal to 1.70% of the Trust’s average daily Managed Assets. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of leverage, which means that Common Shareholders effectively bear the entire management fee. The contractual management fee rate of 1.70% of the Trust’s Managed Assets represents an effective management fee rate of 2.85% of net assets attributable to Common Shares, assuming Financial Leverage of 41.34% of the Trust’s Managed Assets (the Trust’s outstanding Financial Leverage as of September 30, 2023). The Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

(5)    Assumes Indebtedness under the Credit Facility in an amount equal to approximately $150,350,000 at an annual interest rate to the Trust as of September 30, 2023 of 6.79%. The costs associated with such Indebtedness are borne entirely by Common Shareholders.

(6)    Assumes outstanding 2026 Preferred Shares with an aggregate liquidation preference of $39,900,000 and an annual dividend rate equal to 6.50% of such liquidation preference and outstanding Convertible Preferred Shares with an aggregate liquidation preference of $20,000,000 and an annual dividend rate equal to 6.00% of such liquidation preference. The costs associated with the 2026 Preferred Shares and the Convertible Preferred Shares are borne entirely by Common Shareholders.

(7)    The Trust has retained the Adviser to provide investor support services and secondary market support services in connection with the ongoing operation of the Trust. The Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

(8)    Expenses attributable to the Trust’s investments, if any, in other investment companies, including closed-end funds and exchange-traded funds, are currently estimated not to exceed 0.01% of net assets attributable to Common Shares.

(9)    The “Other expenses” shown in the table and related footnotes include operating expenses of the Trust and are estimated for the Trust’s current fiscal year ending September 30, 2024.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) total annual expenses of 8.29% of net assets attributable to Common Shares, (2) estimated offering expenses of $0.50, and (3) a 5% annual return. The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV per Common Share. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.
1 Year	3 Years	5 Years	10 Years
$82	$237	$382	$705

The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Trust’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example.

CAPITALIZATION

The following table sets forth the Trust’s capitalization at September 30, 2023:

(i)     on an actual basis;

(ii)    on an as adjusted basis, as of January 31, 2023, to reflect the issuance of an aggregate of 236,087 Common Shares pursuant to the Trust’s Automatic Dividend Reinvestment Plan (the “Dividend Reinvestment Plan”), and the application of the net proceeds from such issuances of Common Shares; the issuance and sale of 3,244,350 Common Shares after September 30, 2023, but prior to the date of this Prospectus Supplement, in an “at-the-market” offering, and the application of the net proceeds from such issuances of Common Shares less the commission paid and offering expenses payable by the Trust in connection with the issuance and sale of Common Shares; and the conversion of 200,000 2029 Convertible Preferred Shares into 740,196 Common Shares after September 30, 2023, but prior to the date of this Prospectus Supplement; and

(iii)   on an as further adjusted basis to reflect the assumed sale of 3,546,854 Common Shares at a price of $7.0485 per Common Share in this Offering less the estimated offering expenses payable by the Trust of $13,000.

	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Indebtedness:
Aggregate Principal Amount of Borrowings	$150,350,000	$164,050,000	$164,050,000
Preferred Shares:
2026 Preferred Shares, par value $0.01 per share; 1,596,000 shares issued and outstanding	$39,900,000	$39,900,000	$39,900,000
2029 Convertible Preferred Shares, par value $0.01 per share; 800,000 shares issued and outstanding (actual); 600,000 shares issued and outstanding (as further adjusted)	20,000,000	15,000,000	$15,000,000
Common Shareholder’s Equity:

Common Shares, par value $0.01 per share; 44,743,181 shares issued and outstanding (actual), 48,963,814 shares issued and outstanding (as adjusted), 52,510,668 shares issued and outstanding (as further adjusted)

Paid-in capital	$350,935,380	$380,150,185	$405,137,186
Total distributable earnings	(52,654,972)	(52,654,972)	(52,654,972)
Net Assets	$298,280,408	$327,495,213	$352,482,214

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Trust’s financial performance. The financial highlights as of and for the fiscal years ended September 30, 2023, 2022, 2021, 2020 and 2019, are included in the Trust’s annual report to shareholders for the fiscal year ended September 30, 2023, which is incorporated herein by reference. The financial highlights for the fiscal periods ended September 30, 2018 and September 30, 2017 are set forth below.

	For the Year Ended September 30, 2018	For the Period September 27, 2017 (Commencement of Operations) to September 30, 2017
PER COMMON SHARE OPERATING PERFORMANCE:
Net asset value – beginning of period	$9.78	$9.78(a)
INCOME/(LOSS) FROM INVESTMENT OPERATIONS:
Net investment income/(loss)(b)	0.64	(0.00)(c)
Net realized and unrealized loss on investments	(0.16)	—
Total Income from Investment Operations	0.48	(0.00)(c)

DISTRIBUTIONS TO COMMON SHAREHOLDERS:(d)
From ordinary income	(0.45)	—
From tax return of capital	(0.31)	—
Total Distributions to Common Shareholders	(0.76)	—

Net asset value per common share – end of period	$9.50	$9.78
Market price per common share – end of period	$9.80	$10.12

Total Investment Return – Net Asset Value(e)	5.22%	0.00%
Total Investment Return – Market Price(e)	4.89%	1.20%

RATIOS AND SUPPLEMENTAL DATA:
Net assets attributable to common shares, end of period (000s)	$79,322	$70,988
Ratio of expenses excluding waivers to average net assets	5.60%	5.00%(f)
Ratio of expenses including waivers to average net assets	4.87%	2.20%(f)
Ratio of expenses excluding interest expense to average net assets	3.35%(g)	2.20%(f)
Ratio of net investment income including waivers to average net assets	6.57%	(2.20)%(f)
Portfolio turnover rate	119%	0%

LEVERAGE FACILITY:
Aggregate principal amount, end of period (000s)	$38,865	$N/A
Asset coverage, end of period per $1,000	$3,041	$N/A

(a)    After deduction of offering expenses charged to capital.

(b)    Calculated using average Common Shares outstanding.

(c)     Less than $(0.005) per share.

(d)    The per share amounts of distributions related to ordinary income and tax return of capital are based on amounts determined under U.S. federal income tax regulations which differs from the per share amounts from investment operations which are based on amounts determined under U.S. GAAP.

(e)     Total investment return is calculated assuming a purchase of a Common Share at the opening on the first day and a sale at closing on the last day of each period reported. Dividends and distributions are assumed for purposes of this calculation to be reinvested at prices obtained under the Trust’s dividend reinvestment plan. Total investment returns do not reflect brokerage commissions, if any, and are not annualized.

(f)     Annualized.

(g)    Includes amortization of deferred borrowing costs.

USE OF PROCEEDS

The Trust estimates that the net proceeds to the Trust from this Offering will be $24,987,000, after deducting estimated offering expenses payable by the Trust.

The Trust intends to invest the net proceeds of this offering in accordance with its investment objective and policies as stated in the accompanying Prospectus and/or to pay down outstanding Indebtedness under its Credit Facility (which will increase the funds under the Credit Facility available to us to make additional investments in accordance with our investment objective). It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of the offering in accordance with the above purposes within three months after receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. Government securities or high grade, short-term money market instruments, which have returns substantially lower than those the Trust anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. The Trust cannot assure you it will achieve our targeted investment pace. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to Common Shareholders.

The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses.

MARKET AND NET ASSET VALUE INFORMATION

The Trust’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE. The Common Shares commenced trading on the NYSE on September 27, 2017.

The Common Shares have traded both at a premium and at a discount to the Trust’s NAV per Common Share. Although the Common Shares recently have traded at a premium to NAV, there can be no assurance that this will continue after the offering nor that the Common Shares will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to NAV. The Trust’s NAV will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Trust. The sale of Common Shares by the Trust (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available for sale may result in downward pressure on the market price for Common Shares. See “Risks — Market Discount Risk” in the Trust’s Annual Report, which is incorporated by reference herein.
	Market Price		Corresponding Net Asset Value Per Common Share		Corresponding Premium/(Discount) as a Percentage of Net Asset Value
Fiscal Quarter Ended	High	Low	High	Low	High	Low
December 31, 2023	$7.24	$6.48	$6.89	$6.55	5.08%	-1.07%

As of January 31, 2024, 48,963,814 Common Shares were outstanding. The last reported sales price, NAV per Common Share and percentage premium to NAV per Common Share on January 31, 2024 was $7.48, $6.90 and 8.41%, respectively. The Trust cannot predict whether its Common Shares will trade in the future at a premium to or discount from NAV, or the level of any premium or discount. Shares of closed-end investment companies frequently trade at a discount from NAV.

RECENT DEVELOPMENTS

Amendment to Agreement and Declaration of Trust and Name Change

Effective February 1, 2024, the Trust’s name changed to XAI Octagon Floating Rate & Alternative Income Trust in connection with an amendment to the Trust’s Second Amended and Restated Agreement and Declaration of Trust, as approved by Shareholders of the Trust at a special meeting of Shareholders held December 19, 2024, and adjourned to January 24, 2024, which caused the Trust to become a perpetual fund by eliminating the requirement that it terminate operations on or about December 31, 2029.

Distributions

The Trust has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Trust’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the 1940 Act. The distributions the Trust has paid since September 30, 2023 are as follows:

Payment Date	Record Date	Distribution per Common Share
October 2, 2023	September 15, 2023	$0.085
November 1, 2023	October 16, 2023	$0.085
December 1, 2023	November 15, 2023	$0.085
December 28, 2023	December 15, 2023	$0.085
February 1, 2024	January 16, 2024	$0.085
March 1, 2024	February 15, 2024	$0.085

Payment of future distributions is subject to declaration of such distributions by the Board, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the 1940 Act.

Because of the nature of the Trust’s investments and changes in market conditions from time to time, the distributions paid by the Trust for any particular month may be more or less than the amount of net investment income from that monthly period. In certain circumstances, the Trust may elect to retain income or capital gain and pay income or excise tax on such undistributed amount, to the extent that the Board of Trustees, in consultation with Trust management, determines it to be in the best interest of shareholders to do so. Alternatively, all or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust, up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Shareholders who periodically receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net income or profits when they are not. Shareholders should not assume that the source of a distribution from the Trust is net income or profit.

The Trust may, but is not required to, seek to obtain exemptive relief to permit the Trust to make periodic distributions of long-term capital gains with respect to its Common Shares as frequently as monthly. Such relief, if obtained, would permit the Trust to implement a “managed distribution policy” pursuant to which the Trust would distribute a fixed percentage of the net asset value (or market price if then applicable) of the Common Shares at a particular point in time or a fixed monthly amount, any of which may be adjusted from time to time. It is anticipated that under such a distribution policy, the minimum annual distribution rate with respect to the Common Shares would be independent of the Trust’s performance during any particular period but would be expected to correlate with the Trust’s performance over time.

The Trust reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.

RISKS

An investment in the Trust is subject to investment risk, including the possible loss of your entire investment. Investors should consider the specific risk factors and special considerations associated with investing in the Trust. See “Risks” beginning on page 2 of the accompanying Prospectus, and “Risks” in the Trust’s most recent Annual Report on Form N-CSR and in any of the Trust’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Trust’s Common Shares. See “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

The Trust is selling 3,546,854 Common Shares directly to the Purchasers. The Trust has entered into a Purchase Agreement (the “Purchase Agreement”), dated as of February 1, 2024, with the Purchasers relating to the sale of the Common Shares.

Subject to the terms and conditions of the Purchase Agreement, on the closing date, the Trust will issue the Common Shares to the Purchasers and the Trust will receive gross proceeds in the amount of $25,000,000. The Trust estimates that the expenses of this Offering payable by the Trust will be approximately $63,000, and the Purchasers have agreed to reimburse the Trust for up to $50,000 of such expenses.

The Common Shares were offered directly to the Purchasers without a placement agent, underwriter, broker or dealer and therefore the Trust is not paying any underwriting discounts or commissions.

We currently anticipate that the closing of the sale of the Common Shares will take place on or about February 5, 2024 subject to the satisfaction of customary closing conditions.

In connection with the purchase of the Common Shares, each Purchaser and the investment manager of the Purchasers (the “Investment Manager”) has agreed to vote or cause to be voted at any annual or special meeting of shareholders of the Trust all Common Shares held by the Purchasers, the Investment Manager, any person controlled by the Investment Manager, the Investment Manager’s immediate parent company, or any other investment vehicles or accounts sponsored or managed by the Investment Manager or any person controlled by the Investment Manager’s immediate parent company, or which the Investment Manager or any person controlled by the Investment Manager’s immediate parent company otherwise has or shares the power to vote, or to direct the voting of, as of the record date for the applicable annual or special meeting of shareholders of the Trust in the same proportion as the vote of all other holders. The voting agreement will terminate automatically at such time as the Purchasers, the Investment Manager, any person controlled by the Investment Manager, the Investment Manager’s immediate parent company, or any other investment vehicles or accounts sponsored or managed by the Investment Manager or any person controlled by the Investment Manager’s immediate parent company, or which the Investment Manager or any person controlled by the Investment Manager’s immediate parent company otherwise has or shares the power to vote, hold in the aggregate less than 4.9% of the outstanding Common Shares of the Trust.

LEGAL MATTERS

Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, counsel to the Trust in connection with the offering of the Common Shares.

BASE PROSPECTUS

$300,000,000 XAI Octagon Floating Rate & Alternative Income Term Trust Common Shares Preferred Shares Subscription Rights for Common Shares Subscription Rights for Preferred Shares

The Trust. XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company.

Investment Objective. The investment objective of the Trust is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective, and you could lose some or all of your investment.

Investment Strategy. The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets (as defined in this Prospectus) in floating rate credit instruments and other structured credit investments. “Managed Assets” means the total assets of the Trust, including assets attributable to the Trust’s use of leverage, minus the sum of its accrued liabilities (other than liabilities incurred for the purpose of creating leverage).

Portfolio Contents. The Trust’s investments may include (i) structured credit investments, including collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust currently intends to pursue its investment objective by investing primarily in below investment grade credit instruments, but may invest without limitation in investment grade credit instruments. Below investment grade credit instruments are often referred to as “high yield” securities or “junk bonds.” Below investment grade credit instruments are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. The Trust may invest without limitation in credit instruments that are illiquid.

Offering. The Trust may offer, from time to time, up to $300,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.01 per share (“Common Shares”), preferred shares (“Preferred Shares”), subscription rights to purchase Common Shares (“Common Rights”) and/or subscription rights to purchase Preferred Shares (“Preferred Rights” and together Common Rights, “Rights,” and collectively with the Common Shares and Preferred Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Trust may offer Securities (1) directly to one or more purchasers, (2) through agents that the Trust may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Trust and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Trust may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Investing in the Trust’s Securities involves certain risks. Shares of closed-end funds listed for trading on a securities exchange frequently trade at a discount from net asset value. An investment in the Trust is subject to investment risk, including the possible loss of the entire principal amount that you invest. The Trust utilizes leverage, which is subject to numerous risks. See “Risks” beginning on page 2 of this Prospectus and “Risks” in the Trust’s most recent Annual Report on Form N-CSR and in any of our other filings with the Securities and Exchange Commission (“SEC”) incorporated herein by reference. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to purchase the Trust’s Securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________________

Prospectus dated January 24, 2022

Adviser and Sub-Adviser. XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation. Octagon Credit Investors, LLC (“Octagon” or the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Trust has also retained the Adviser to provide investor support services and secondary market services in connection with the ongoing operation of the Trust.

Common Shares. The Trust’s outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the symbol “XFLT.” As of January 14, 2022, the net asset value of the Trust’s Common Shares was $8.10 per Common Share and the last reported sale price for the Trust’s Common Shares on the NYSE was $9.19 per Common Share, representing a premium to net asset value of 13.46%. See “Market and Net Asset Value Information” in the Annual Report for the fiscal year ended September 30, 2021 (together with any updates thereto in subsequent periodic filings) (the “Annual Report”).

Distributions. The Trust intends to pay substantially all of its net investment income, if any, to shareholders through periodic distributions and to distribute any net realized long-term capital gains to shareholders at least annually. The Trust intends to pay monthly distributions to common shareholders. However, there is no assurance the Trust will pay regular monthly distributions or that it will do so at a particular rate. Distributions may be paid by the Trust from any permitted source and, from time to time, all or a portion of a distribution may be a return of capital.

Leverage. The Trust utilizes leverage to seek to enhance total return and income. The Trust may use leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of Preferred Shares and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage (“portfolio leverage”). The Trust will not utilize leverage, either through Indebtedness, Preferred Shares or portfolio leverage, in an aggregate amount in excess of 40% of the Trust’s Managed Assets (including the proceeds of leverage). The Trust has entered into a credit agreement, as amended from time to time through the date hereof, with a financial institution pursuant to which the Trust may borrow up to $125 million. As of September 30, 2021, outstanding borrowings under the credit agreement were approximately $98 million. In addition, the Trust has outstanding 1,596,000 6.50% Series 2026 Term Preferred Shares (the “2026 Preferred Shares”), liquidation preference $25.00 per share. As of September 30, 2021, the Fund’s Financial Leverage, through Indebtedness under the Credit Agreement and the outstanding 2026 Preferred Shares, represented approximately 38.71% of the Trust’s Managed Assets. The use of leverage is a speculative technique that involves special risks. There can be no assurance that the Trust’s leveraging strategy will be successful. See “Use of Leverage” and “Risks — Leverage Risk” in the Trust’s Annual Report.

Limited Term. The Trust will terminate on or before December 31, 2029 (the “Termination Date”); provided that if the Board of Trustees believes that under then-current market conditions it is in the best interests of the Trust to do so, the Trust may extend the Termination Date (i) once for up to one year (i.e., up to December 31, 2030), and (ii) once for up to an additional six months (i.e., up to June 30, 2031), in each case upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In addition, as of a date within twelve months preceding the Termination Date, the Board of Trustees may cause the Trust to conduct a tender offer to purchase 100% of the then outstanding Common Shares of the Trust at a price equal to the net asset value per Common Share on the expiration date of the tender offer (an “Eligible Tender Offer”). Following the completion of an Eligible Tender Offer, the Board of Trustees may eliminate the Termination Date upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In making a decision to eliminate the Termination Date and provide for the Trust’s perpetual existence, the Board of Trustees will take such actions with respect to the continued operations of the Trust as it deems to be in the best interests of the Trust, based on market conditions at such time, the extent of Common Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board of Trustees in consultation with the Adviser and Sub-Adviser. The Trust should not be confused with a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as the fund’s target date, often associated with retirement, approaches, and does not typically terminate on the target date. In addition, the Trust should not be confused with a “target term” fund whose investment objective is to return the fund’s original net asset value on the termination date. The Trust’s investment objective and policies are not designed to seek to return to investors their initial investment on the Termination Date or in an Eligible Tender Offer. Investors may receive more or less than their original investment upon termination or in an Eligible Tender Offer. See “Risks — Limited Term Risk” in the Annual Report.

You should read this Prospectus and the documents incorporated herein by reference, which contain important information about the Trust that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated January 24, 2022, containing additional information about the Trust, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus.

The Trust’s Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Fund’s website (www.xainvestments.com/XFLT), and you will be notified by mail each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. If you own these shares through a financial intermediary, such as a broker-dealer or bank, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you can inform the Fund that you wish to continue receiving paper copies of your shareholder reports by calling (888) 903-3358. Your election to receive reports in paper will apply to all funds held with the fund complex if you invest directly with the Fund or to all funds held in your account if you invest through your financial intermediary.

i

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form N-2 that the Trust filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the Trust may offer, from time to time, up to $300,000,000 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This Prospectus, any accompanying Prospectus Supplement and the Statement of Additional Information, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Trust’s plans, strategies, and goals and the Trust’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. In this Prospectus and any accompanying Prospectus Supplement, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Trust believes that the expectations expressed in these forward looking statements are (or will be) reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Trust’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” sections of this Prospectus and the Trust’s most recent Annual Report, which describe certain currently known risk factors that could cause actual results to differ materially from the Trust’s expectations, and, if applicable, additional risk considerations described in an accompanying Prospectus Supplement. The Trust urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Trust’s securities. All forward looking statements contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement are made as of the date of this Prospectus and any accompanying Prospectus Supplement. The Trust does not intend, and undertakes no obligation, to update any forward looking statement. The Trust is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933.

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Trust has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus and any accompanying Prospectus Supplement is accurate as of any date other than the date of this Prospectus and any accompanying Prospectus Supplement. The Trust’s business, financial condition and results of operations may have changed since that date. The Trust will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

WHERE YOU CAN FIND MORE INFORMATION

The Trust is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the 1940 Act and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Trust with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Trust, that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Trust with the SEC under the Securities Act, and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Trust will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You may request such information by calling (888) 903-3358 or by writing to XA Investments at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Trust’s Prospectus, Statement of Additional Information and any incorporated information will also be available from the Trust’s website at www.xainvestments.com. Information contained on the trust’s website is not incorporated by reference into this Prospectus or any Prospectus Supplement and should not be considered to be part of this Prospectus or any Prospectus Supplement.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Trust has filed with the SEC. The Trust is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Trust files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

•        the Trust’s Statement of Additional Information, dated January 24, 2022, filed with this Prospectus (“SAI”);

•        the Trust’s Annual Report on Form N-CSR for the fiscal year ended September 30, 2021, filed with the SEC on November 29, 2021 (“Annual Report”);

•        the Trust’s definitive proxy statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on April 15, 2021 (“Proxy Statement”);

•        the Trust’s description of common shares contained in its Registration Statement on Form 8-A (File No. 001-38216) filed with the SEC on September 22, 2017; and

•        The Trust’s description of 2026 Preferred Shares contained in its Registration Statement on Form 8-A (File No. 001-38216) filed with the SEC on March 26, 2021.

To obtain copies of these filings, see “Where You Can Find More Information.”

THE TRUST

XAI Octagon Floating Rate & Alternative Income Term Trust is a diversified, closed-end management investment company registered under the 1940 Act. The Trust was organized as a statutory trust on April 4, 2017, pursuant to a Certificate of Trust, and is governed by the laws of the State of Delaware. The Trust commenced operations on September 27, 2017. The Trust’s principal office is located at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, and its telephone number is (888) 903-3358.

XA Investments LLC serves as the Trust’s investment adviser and is responsible for the management of the Trust. Octagon Credit Investors, LLC serves as the Trust’s investment sub-adviser and is responsible for the management of the Trust’s portfolio of securities.

SUMMARY OF TRUST EXPENSES

The information contained under the heading “Fees and Expenses” in the Trust’s Annual Report is incorporated herein by reference.

FINANCIAL HIGHLIGHTS

The financial highlights for the fiscal year ended September 30, 2021 have been derived from financial statements audited by Cohen & Company, Ltd., independent registered public accounting firm for the Trust, whose report, together with the financial statements and financial highlights of the Trust, are included in the Trust’s Annual Report for the fiscal year ended September 30, 2021 and are incorporated herein by reference. The financial highlights for the fiscal years ended September 30, 2020, September 30, 2019, September 30, 2018 and for the period September 27, 2017 (Commencement of Operations) to September 30, 2017 have been derived from financial statements audited by the Trust’s prior independent registered public accounting firm, KPMG LLP.

SENIOR SECURITIES

The information contained under the heading “Notes to Financial Statements —10. Senior Securities” in the Trust’s Annual Report is incorporated herein by reference.

USE OF PROCEEDS

The Trust registered $300,000,000 aggregate initial offering price of Securities pursuant to the registration statement of which this Prospectus is a part. Unless otherwise specified in a Prospectus Supplement, the Trust intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Pending the full investment of the proceeds of an offering, it is anticipated that all or a portion of the proceeds will be invested in U.S. Government securities or high grade, short-term money market instruments, which have returns substantially lower than those the Trust anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to holders of Common Shares (“Common Shareholders”).

MARKET AND NET ASSET VALUE INFORMATION

The information contained under the heading “Market and Net Asset Value Information” in the Trust’s Annual Report is incorporated herein by reference.

INVESTMENT OBJECTIVE AND POLICIES

The information contained under the following headings in the Trust’s Annual Report are incorporated herein by reference: “Investment Objective and Policies — Investment Objective”; “Investment Objective and Policies — Investment Strategy”; and “Investment Objective and Policies — Investment Philosophy and Process.”

THE TRUST’S INVESTMENTS

The information contained under the heading “Investment Objective and Policies — The Trust’s Investments” in the Trust’s Annual Report is incorporated herein by reference.

USE OF LEVERAGE

The information contained under the heading “Use of Leverage” in the Trust’s Annual Report is incorporated herein by reference.

RISKS

The information contained under the heading “Risks” in the Trust’s Annual Report is incorporated herein by reference. Investors should consider the specific risk factors and special considerations associated with investing in the Trust. An investment in the Trust is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Trust’s securities may identify additional risk associated with such offering.

MANAGEMENT OF THE TRUST

The information contained under the heading “Management of the Trust” in the Trust’s Annual Report is incorporated herein by reference.

NET ASSET VALUE

The information contained under the heading “Net Asset Value” in the Trust’s Annual Report is incorporated herein by reference.

DISTRIBUTIONS

The information contained under the heading “Distributions” in the Trust’s Annual Report is incorporated herein by reference.

DIVIDEND REINVESTMENT PLAN

The information contained under the heading “Dividend Reinvestment Plan” in the Trust’s Annual Report is incorporated herein by reference.

LIMITED TERM AND ELIGIBLE TENDER OFFER

The information contained under the heading “Limited Term and Eligible Tender Offer” in the Trust’s Annual Report is incorporated herein by reference.

DESCRIPTION OF CAPITAL STRUCTURE

The Trust is an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated as of April 4, 2017. The following is a brief description of the terms of the Common Shares, Indebtedness and Preferred Shares which may be issued by the Trust. This description does not purport to be complete and is qualified by reference to the Trust’s Certificate of Trust, Agreement and Declaration of Trust (the “Declaration of Trust”) and By-Laws (collectively, the “Governing Documents”).

Common Shares

Pursuant to the Declaration of Trust, the Trust is authorized to issue an unlimited number of Common Shares of beneficial interest, par value $0.01 per share. Each Common Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. All Common Shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Trust will send annual and semi-annual reports, including the financial statements and financial highlights, to all holders of its shares.

Any additional offerings of Common Shares will require approval by the Board of Trustees. Any additional offering of Common Shares will be subject to the requirements of the 1940 Act, which provides that shares may not be issued at a price below the then current net asset value, exclusive of sales load, except in connection with an offering to existing Common Shareholders or with the consent of a majority of the Trust’s outstanding voting securities.

The Trust’s currently outstanding Common Shares are, and Common Shares offered by this Prospectus will be, listed on the NYSE under the symbol “XFLT.”

The Trust’s net asset value per Common Share generally increases and decreases based on the market value of the Trust’s securities. Net asset value per Common Share will be reduced immediately following an offering of Common Shares by the amount of the sales load and offering expenses paid by the Trust. See “Use of Proceeds.”

The Trust will not issue certificates for Common Shares.

Issuance of Additional Common Shares. The provisions of the 1940 Act, including Section 23(b) of the 1940 Act, generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), except, in pertinent part, (i) with the consent of a majority of its common shareholders; or (ii) in connection with an offering to the holders of one or more classes of its capital stock.

The Trust may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Trust of Common Shares at a price below the Trust’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Trust may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Trust and the applicable conditions imposed on the issuance and sale by the Trust of Common Shares at a price below net asset value will be disclosed in the Prospectus Supplement relating to any such offering of Common Shares at a price below net asset value. Until such consent of Common Shareholders, if any, is obtained, the Trust may not sell Common Shares at a price below net asset value. Because the Trust’s advisory fee is based upon average Managed Assets, the Adviser’s interest in recommending the issuance and sale of Common Shares at a price below net asset value may conflict with the interests of the Trust and its Common Shareholders.

The Trust may also issue and sell Common Shares at a price below the Trust’s then-current net asset value in connection with an offering to the holders of its Common Shares pursuant to the issuance of subscription rights. See “Description of Subscription Rights.”

Preferred Shares

The Trust’s Governing Documents provide that the Board of Trustees may authorize and issue Preferred Shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares.

Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued. Any such Preferred Share offering would be subject to the limits imposed by the 1940 Act. Any Preferred Shares issued by the Trust would have special voting rights and a liquidation preference over the Common Shares. Issuance of Preferred Shares would constitute leverage and would entail special risks to the Common Shareholders.

Under the 1940 Act, the Trust may not issue Preferred Shares unless, immediately after such issuance, it has an “asset coverage” of at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the value of the Trust’s total assets). For these purposes, “asset coverage” means the ratio of (i) total assets less all liabilities and indebtedness not represented by “senior securities” to (ii) the amount of “senior securities representing indebtedness” plus the “involuntary liquidation preference” of the Preferred Shares. “Senior security” generally means any bond, note, or similar security evidencing indebtedness and any class of shares having priority over any other class as to distribution of assets or payment of dividends. “Senior security representing indebtedness” means any “senior security” other than equity shares. The “involuntary liquidation preference” of the Preferred Shares is the amount that holders of Preferred Shares would be entitled to receive in the event of an involuntary liquidation of the Trust in preference to the Common Shares.

In addition, the Trust is not permitted to declare any dividend (except a dividend payable in Common Shares), or to declare any other distribution on the Common Shares, or to purchase any Common Shares, unless the Preferred Shares have at the time of the declaration of any such dividend or other distribution, or at the time of any such purchase of Common Shares, an asset coverage of at least 200% after deducting the amount of such dividend, distribution or purchase price. If Preferred Shares are issued, the Trust intends, to the extent possible, to purchase or redeem Preferred Shares from time to time to the extent necessary to maintain asset coverage of any Preferred Shares of at least 200%.

If Preferred Shares are outstanding, two of the Trust’s Trustees will be elected by the holders of Preferred Shares, voting separately as a class. The remaining Trustees of the Trust will be elected by Common Shareholders and Preferred Shares voting together as a single class. In the unlikely event the Trust failed to pay dividends on Preferred Shares for two years, Preferred Shares would be entitled to elect a majority of the Trustees of the Trust.

The Trust may be subject to certain restrictions imposed by guidelines of one or more rating agencies that may issue ratings for Preferred Shares issued by the Trust. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the 1940 Act.

2026 Preferred Shares.

The following description of the Trust’s 2026 Preferred Shares is not complete and is subject to, and entirely qualified by reference to, the Trust’s Statement of Preferences of Term Preferred Shares filed as an exhibit to the Trust’s Current Report on Form 8-K filed with the SEC on March 29, 2021. You may obtain a copy of the Trust’s Statement of Preferences of Term Preferred Shares as described under “Where You Can Find More Information.”

Pursuant to an underwriting agreement, dated March 23, 2021, by and among the Trust, the Adviser, the Sub-Adviser, and the underwriters named therein, the Trust issued 1,196,000 of the Trust’s 2026 Preferred Shares at a price to the public of $25.00 per share. Pursuant to a direct purchase agreement, dated September 8, 2021, on September 9, 2021, the Trust issued and sold to the purchasers 400,000 2026 Preferred Shares.

The 2026 Preferred Shares have a liquidation preference of $25 per share. In the event of any liquidation, dissolution or winding up of the Trust’s affairs, holders of 2026 Preferred Shares will be entitled to receive a liquidating distribution per share equal to the liquidation preference, plus an amount equal to all unpaid dividends and distributions on such share accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by us, but excluding interest on any such distribution or payment.

The 2026 Preferred Shares pay a quarterly dividend at a fixed annual rate of 6.50% of the liquidation preference, or $1.625 per share, per year. The dividend rate is subject to adjustment under certain circumstances.

Cumulative cash dividends or distributions on each 2026 Preferred Share are payable quarterly, when, as and if declared, or under authority granted, by the Board of Trustees of the Trust out of funds legally available for such payment. The Trust will pay dividends on the 2026 Preferred Shares every January 31, April 30, July 31 and October 31, commencing July 31, 2021.

The 2026 Preferred Shares are senior securities that constitute shares of beneficial interest of the Trust. The 2026 Preferred Shares rank senior to the Common Shares in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the Trust’s affairs; equal in priority with all other future series of Preferred Shares the Trust may issue as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of the Trust’s affairs; and subordinate in right of payment to amounts owed under the Credit Agreement, and to the holder of any future senior Indebtedness.

The Trust is required to redeem, out of funds legally available therefor, all outstanding 2026 Preferred Shares on March 31, 2026, or the “Term Redemption Date,” at a price equal to the liquidation preference plus an amount equal to accumulated but unpaid dividends and distributions, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Term Redemption Date.

If the Trust fails to maintain asset coverage of at least 200% as of the close of business on the last Business Day of a calendar quarter, and such failure is not cured by the close of business on the date that is thirty (30) calendar days following the date of filing of the Trust’s Annual Report or Semi-Annual Report on Form N-CSR with respect to the Trust’s fourth and second fiscal quarters, respectively, and the applicable monthly report on Form N-PORT filed by the Trust with the SEC with respect to the fiscal period ending as of the last day of such calendar quarter with respect to the Trust’s first and third fiscal quarters (such date the “Asset Coverage Cure Date”), then the Trust is required to redeem, within ninety (90) calendar days of the Asset Coverage Cure Date, such number of Preferred Shares equal to the lesser of (1) the minimum number of Preferred Shares the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date that will result in the Trust having an asset coverage ratio of at least 200% and (2) the maximum number of Preferred Shares that can be redeemed out of funds legally available for such redemption. In addition to Preferred Shares required to be redeemed, at the Trust’s sole discretion, the Trust may redeem such number of Preferred Shares (including Preferred Shares required to be redeemed) that will result in the Trust having an asset coverage ratio of up to and including 285%. The Preferred Shares to be redeemed may include, at the Trust’s sole option, any number or proportion of the 2026 Preferred Shares and other series of Preferred Shares. If the 2026 Preferred Shares are to be redeemed in such an event, they will be redeemed at a redemption price equal to the liquidation preference per share plus accumulated but unpaid dividends, if any, on such liquidation preference (whether or not declared, but excluding interest on accrued but unpaid dividends, if any) to, but excluding, the date fixed for such redemption.

At any time on or after March 31, 2023, at the Trust’s sole option, the Trust may redeem, from time to time, the 2026 Preferred Shares in whole or in part, out of funds legally available for such redemption, at a price per share equal to the sum of the liquidation preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Except as otherwise provided in the Trust’s Declaration of Trust, as supplemented by the Trust’s Statement of Preferences of Term Preferred Shares, and the Trust’s By-Laws or as otherwise required by law, (1) each holder of Preferred Shares is entitled to one vote for each 2026 Preferred Share held by such holder on each matter submitted to a vote of the Trust’s shareholders and (2) the holders of all outstanding Preferred Shares, including the 2026 Preferred Shares and any other series of Preferred Shares the Trust may issue in the future, and Common Shares of the Trust will vote together as a single class; provided that holders of Preferred Shares, including the 2026 Preferred Shares and any other series of Preferred Shares the Trust may issue in the future, voting separately as a class, will elect two of the Trustees of the Trust and will be entitled to elect a majority of the Trustees if the Trust fails to pay dividends on any outstanding Preferred Shares, including the 2026 Preferred Shares, in an amount equal to two full years of dividends and continuing during that period until the Trust corrects that failure. Holders of Preferred Shares will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of Preferred Shares.

The 2026 Preferred Shares have no conversion rights.

The 2026 Preferred Shares are listed on the NYSE under the symbol “XFLTPRA.” As of January 14, 2022, the last reported sales price of the Trust’s 2026 Preferred Shares on the NYSE was $25.99 per 2026 Preferred Share.

Indebtedness

The Trust’s Declaration of Trust provides that the Board of Trustees may authorize the borrowing of money by the Trust, without the approval of the holders of the Common Shares. The Trust may issue notes or other evidences of indebtedness (including bank borrowings or commercial paper) and may secure any such borrowings by mortgaging, pledging or otherwise subjecting the Trust’s assets as security.

Under the 1940 Act, the Trust may not incur Indebtedness if, immediately after incurring such Indebtedness, the Trust would have an asset coverage (as defined in the 1940 Act) of less than 300% (i.e., the value of the Trust’s total assets less liabilities other than the principal amount represented by Indebtedness must be at least 300% of the principal amount represented by Indebtedness at the time of issuance). In addition, the Trust generally is not permitted to declare any cash dividend or other distribution on the Common Shares unless, at the time of such declaration and after deducting the amount of such dividend or other distribution, the Trust maintains asset coverage of 300%. However, the foregoing restriction does not apply with respect to certain types of Indebtedness of the Trust, including a line of credit or other privately arranged borrowings from a financial institution. If the Trust utilizes Indebtedness, the Trust intends, to the extent possible, to prepay all or a portion of the principal amount of any outstanding Indebtedness to the extent necessary to maintain the required asset coverage. The Trust may also utilize Indebtedness in excess of such limit for temporary purposes such as the settlement of transactions.

The terms of any such Indebtedness may require the Trust to pay a fee to maintain a line of credit, such as a commitment fee, or to maintain minimum average balances with a lender. Any such requirements would increase the cost of such Indebtedness over the stated interest rate. Such lenders would have the right to receive interest on and repayment of principal of any such Indebtedness, which right will be senior to those of the Common Shareholders. Any such Indebtedness may contain provisions limiting certain activities of the Trust, including the payment of dividends to Common Shareholders in certain circumstances. Any Indebtedness will likely be ranked senior or equal to all other existing and future Indebtedness of the Trust. If the Trust utilizes Indebtedness, the Common Shareholders will bear the offering costs of the issuance of any Indebtedness.

Certain types of Indebtedness subject the Trust to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Certain Indebtedness issued by the Trust also may subject the Trust to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for such Indebtedness. Such guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Adviser from managing the Trust’s portfolio in accordance with the Trust’s investment objective and policies.

The 1940 Act grants to the lenders to the Trust, under certain circumstances, certain voting rights in the event of default in the payment of interest on or repayment of principal. Failure to maintain certain asset coverage requirements could result in an event of default and entitle the debt holders to elect a majority of the Board of Trustees.

See “Use of Leverage — Indebtedness.”

Capitalization

The following information regarding the Trust’s authorized shares is as of September 30, 2021:

Title of Class	Amount Authorized	Amount Held by Trust for its own Account	Amount Outstanding Exclusive of Amounts held by Trust
Common Shares of Beneficial Interest	Unlimited	None	26,674,283
6.50% Series 2026 Term Preferred Shares (Liquidation Preference $25.00)	Unlimited	None	1,596,000

DESCRIPTION OF PREFERRED SHARES

The Trust’s Governing Documents provide that the Board of Trustees may authorize and issue Preferred Shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares.

Under the 1940 Act, the Trust may not issue Preferred Shares unless, immediately after such issuance, it has an “asset coverage” of at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the value of the Trust’s total assets). For these purposes, “asset coverage” means the ratio of (i) total assets less all liabilities and indebtedness not represented by “senior securities” to (ii) the amount of “senior securities representing indebtedness” plus the “involuntary liquidation preference” of the Preferred Shares. “Senior security” generally means any bond, note, or similar security evidencing indebtedness and any class of shares having priority over any other class as to distribution of assets or payment of dividends. “Senior security representing indebtedness” means any “senior security” other than equity shares. The “involuntary liquidation preference” of the Preferred Shares is the amount that holders of Preferred Shares would be entitled to receive in the event of an involuntary liquidation of the Trust in preference to the Common Shares.

While Preferred Shares are outstanding, two of the Trust’s Trustees will be elected by the holders of Preferred Shares, voting separately as a class. The remaining Trustees of the Trust will be elected by Common Shareholders and Preferred Shares voting together as a single class. In the unlikely event the Trust failed to pay dividends on Preferred Shares for two years, Preferred Shares would be entitled to elect a majority of the Trustees of the Trust.

For any series of Preferred Shares issued by the Trust, our Board of Trustees will determine and the Prospectus Supplement relating to such issuance, which will accompany this Prospectus, will describe:

•        the designation and number of Preferred Shares of such series;

•        the rate and time at which, and the preferences and conditions under which, any dividends will be paid on Preferred Shares of such series, the cumulative nature of such dividends and whether such dividends have any participating feature;

•        any provisions relating to convertibility or exchangeability of the Preferred Shares of such series, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or the Trust, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying securities;

•        the rights and preferences, if any, of holders of Preferred Shares of such series upon our liquidation, dissolution or winding up of our affairs;

•        the voting powers of the holders of Preferred Shares of such series;

•        any provisions relating to the redemption of the Preferred Shares of such series;

•        any limitations on the Trust’s ability to pay dividends or make distributions on, or acquire or redeem, other securities while Preferred Shares of such series are outstanding;

•        any conditions or restrictions on the Trust’s ability to issue additional Preferred Shares of such series or other securities while Preferred Shares of such series are outstanding;

•        if applicable, a discussion of certain U.S. Federal income tax considerations; and

•        any other relative power, preferences and participating, optional or special rights of Preferred Shares of such series, and the qualifications, limitations or restrictions thereof.

All Preferred Shares that the Trust may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by the Board of Trustees, and all shares of each series of Preferred Shares will be identical and of equal rank except as to the dates from which cumulative dividends thereon will be cumulative. Preferred Share investors should read the applicable accompanying prospectus supplement, as well as the statement of preferences that contains the terms of the applicable series of preferred stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The Trust may issue subscription rights to holders of (i) Common Shares to purchase Common Shares and/or Preferred Shares or (ii) Preferred Shares to purchase Preferred Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Shares and/or Preferred Shares, the Trust would distribute certificates evidencing the subscription rights and a Prospectus Supplement to our common or preferred shareholders as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement relating to such subscription rights and described in the Prospectus Supplement.

The Trust generally may not issue and sell Common Shares at a public offering price (less underwriting commissions and discounts) less than the net asset value of the Trust’s Common Shares (calculated within 48 hours of the pricing of such offering). However, pursuant to Section 23(b) of the 1940 Act, the Trust may issue and sell Common Shares at a public offering price less than the net asset value of the Trust’s Common Shares in connection with the issuance of subscription rights to holders of Common Shares to purchase additional Common Shares. See “Description of Capital Structure.”

The applicable Prospectus Supplement, which would accompany this Prospectus, would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

•        the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•        the title of such subscription rights;

•        the exercise price for such subscription rights (or method of calculation thereof);

•        the number of such subscription rights issued in respect of each share;

•        the number of rights required to purchase a single share;

•        the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•        if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•        the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•        the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•        any termination right the Trust may have in connection with such subscription rights offering;

•        the expected trading market, if any, for rights; and

•        any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Trust would issue, as soon as practicable, the shares purchased as a result of such exercise. To the extent permissible under applicable law, the Trust may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

Transferable Rights Offering

Subscription rights issued by the Trust may be transferrable. The distribution to shareholders of transferable rights, which may themselves have intrinsic value, also will afford non-participating shareholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the rights offering. In a transferrable rights offering, management of the Trust will use its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights. However, there can be no assurance that a market for transferable rights will develop or, if such a market does develop, what the price of the transferable rights will be. In a transferrable rights offering to purchase Common Shares at a price below net asset value, the subscription ratio will not be less than 1-for-3, that is the holders of Common Shares of record on the record date of the rights offering will receive one right for each outstanding Common Share owned on the record date and the rights will entitle their holders to purchase one new Common Share for every three rights held (provided that any Common Shareholder who owns fewer than three Common Shares as of the record date may subscribe for one full Common Share). Assuming the exercise of all rights, such a rights offering would result in an approximately 33 1/3% increase in the Fund’s Common Shares outstanding.

ANTI-TAKEOVER PROVISIONS IN THE TRUST’S GOVERNING DOCUMENTS

The Trust presently has provisions in its Governing Documents which could have the effect of limiting, in each case, (i) the ability of other entities or persons to acquire control of the Trust, (ii) the Trust’s freedom to engage in certain transactions or (iii) the ability of the Trust’s Board of Trustees or shareholders to amend the Governing Documents or effectuate changes in the Trust’s management. These provisions of the Governing Documents of the Trust may be regarded as “anti-takeover” provisions. The Board of Trustees is divided into three classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of Trustees is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A Trustee may be removed from office by the action of 80% of the remaining Trustees or a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.

The Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of any class or series of shares of beneficial interest of the Trust.

The 5% holder transactions subject to these special approval requirements are:

•        the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;

•        the issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);

•        the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or

•        the sale, lease or exchange to the Trust or any subsidiary of the Trust, in exchange for securities of the Trust, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

At any time prior to the earlier of (i) the Termination Date or (ii) the date of an amendment to the limited term provisions of the Declaration of Trust that causes the Trust to have perpetual existence, the Trust may be liquidated only upon approval of not less than eighty percent (80%) of the Trustees. At any time after the date of an amendment to Section to the limited term provisions of the Declaration of Trust that causes the Trust to have perpetual existence, the Trust may be dissolved only upon the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust, voting separately as a class or series, unless such liquidation has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required.

For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Trust shall vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust with respect to any class or series of shares. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required. A “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities.

The Board of Trustees has determined that provisions with respect to the Board and shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interest of shareholders generally. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions. See “Additional Information.”

Closed-End Fund Structure

Closed-end funds differ from open-end management investment companies (commonly referred to as “mutual funds”) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in their ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds listed for trading on a securities exchange frequently trade at a discount from net asset value, but in some cases trade at a premium. The market price may be affected by trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed-end fund. The foregoing factors may result in the market price of the Common Shares being greater than, less than or equal to net asset value. The Board of Trustees has reviewed the structure of the Trust in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the shareholders. Investors should assume, therefore, that it is unlikely that the Board of Trustees would vote to convert the Trust to an open-end management investment company.

Repurchase of Common Shares

The Board of Trustees will review periodically the trading range and activity of the Trust’s shares with respect to its net asset value and the Board of Trustees may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the Common Shares at net asset value. There can be no assurance that the Board of Trustees will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to net asset value per Common Share.

Conversion to Open-End Fund

To convert the Trust to an open-end management investment company, the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Trust, voting separately as a class or series, unless such action has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Trust to an open-end management investment company be approved by the shareholders. If approved in the foregoing manner, conversion of the Trust to an open-end management investment company could not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would require at least 30 days’ prior notice to all shareholders.

In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. If the Trust were converted to an open-end management investment company, it is likely that new Common Shares would be sold at net asset value plus a sales load. Shareholders of an open-end management investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. In the event of conversion, the Trust would expect to pay all such redemption requests in cash, but would intend to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors could incur brokerage costs in converting such securities to cash.

The Board of Trustees has reviewed the structure of the Trust in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the shareholders. Any conversion to an open-end management investment company would require material changes to the Trust’s investment strategy, including with respect to the use of leverage and investment in illiquid securities, which may adversely impact the Trust’s ability to achieve its investment objective. Investors should assume, therefore, that it is unlikely that the Board of Trustees would vote to convert the Trust to an open-end management investment company.

TAX MATTERS

The following is a summary of certain U.S. federal income tax considerations generally applicable to the Trust and U.S. Shareholders (as defined below) and Non-U.S. Shareholders (as defined below) that acquire Common Shares or Preferred Shares (collectively, the “Shareholders” that acquire “Shares”) and that hold such Shares as capital assets within the meaning of the Code (generally, property held for investment). A more complete discussion of the tax rules applicable to the Trust and its Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. This summary does not discuss the consequences of an investment in the Common Rights or the Preferred Rights. The tax consequences of such an investment will be discussed in a relevant prospectus supplement. The discussion is based upon the Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all of the potential U.S. federal income tax consequences that may be applicable to the Trust or to all categories of investors, some of which may be subject to special tax rules. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. This summary of U.S. federal income tax consequences is for general information only. Prospective investors should consult their tax advisors as to the U.S. federal income tax consequences of acquiring, holding and disposing of Shares, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this summary, the term “U.S. Shareholder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is one of the following:

1.      an individual who is a citizen or resident of the United States;

2.      a corporation or other entity taxable as a corporation created in or organized under the laws of the United States, any state thereof or the District of Columbia;

3.      an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

4.      a trust (x) if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold Shares should consult their tax advisors.

Taxation of the Trust

The Trust has elected to be treated, and intends to qualify annually, as a RIC under Subchapter M of the Code. Accordingly, the Trust must, among other things, meet certain income, asset diversification and distribution requirements:

(i)     The Trust must derive in each taxable year at least 90% of its gross income from the following sources: (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code). Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (a) above.

(ii)    The Trust must diversify its holdings so that, at the end of each quarter of each taxable year, (a) at least 50% of the market value of the Trust’s total assets is represented by cash and cash items, including receivables, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Trust’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Trust controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships” (as defined in the Code).

As long as the Trust qualifies as a RIC, the Trust generally will not be subject to U.S. federal income tax on income and gains that the Trust distributes to its Shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Trust’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) the Trust’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions) (the “Annual Distribution Requirement”). The Trust intends to distribute substantially all of such income each year. The Trust will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Shareholders.

The Trust will either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). If any such gain is retained, the Trust will be subject to a corporate income tax (currently at a maximum rate of 21%) on such retained amount. In that event, the Trust expects to report the retained amount as undistributed capital gain in a notice to its Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Shares by the amount of undistributed capital gain included in such Shareholder’s gross income net of the tax deemed paid by such Shareholder under clause (ii).

The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year) (the “Excise Tax Avoidance Requirement”). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax in the taxable year ending within the calendar year. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If for any taxable year the Trust does not qualify as a RIC, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and such distributions will be taxable to the Shareholders as ordinary dividends to the extent of the Trust’s current and accumulated earnings and profits. Such dividends, however, would be eligible (i) to be treated as qualified dividend income in the case of non-corporate U.S. Shareholders and (ii) for the dividends-received deduction in the case of U.S. Shareholders taxed as corporations, in each case provided that certain holding period and other requirements are met. The Trust could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC. The remainder of this discussion assumes that the Trust qualifies as a RIC.

Taxation of the Trust’s Investments

Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Shareholders. The Trust intends to structure and monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC (which may adversely affect the net after-tax return to the Trust).

If the Trust acquires shares in a “passive foreign investment company” (a “PFIC”), the Trust may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Trust to Shareholders. Additional charges in the nature of interest may be imposed on the Trust in respect of deferred taxes arising from such distributions or gains. If the Trust invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (a “QEF”) under the Code, in lieu of the foregoing requirements, the Trust will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to the Trust. The Trust’s ability to make this election will depend on factors beyond the Trust’s control. Alternatively, the Trust can elect to mark to market at the end of each taxable year the Trust’s shares in a PFIC; in this case, the Trust will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, the Trust may be required to recognize in a year income in excess of the Trust’s distributions from PFICs and the Trust’s proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.

If the Trust holds directly or indirectly 10% or more of the shares in a foreign corporation that is treated as a “controlled foreign corporation” (a “CFC”), the Trust may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to the Trust’s pro rata share of the corporation’s income for the taxable year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A U.S. shareholder, for this purpose, is any U.S. person that possesses (directly, indirectly or by attribution) 10% or more of the combined voting power or value of all classes of shares of a corporation. If the Trust is treated as receiving a deemed distribution from a CFC, the Trust will be required to include such distribution in its investment company taxable income regardless of whether the Trust receives any actual distributions from such CFC, and the Trust must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

Taxation of U.S. Shareholders

The Trust expects to take the position that under present law any Preferred Shares that it issues will constitute equity rather than debt of the Trust for U.S. federal income tax purposes. It is possible, however, that the IRS could take a contrary position asserting, for example, that such preferred shares constitute debt of the Trust. The Trust believes this position, if asserted, would be unlikely to prevail. If that position were upheld, distributions on the Trust’s Preferred Shares would be considered interest, taxable as ordinary income regardless of the taxable income of the Trust. The following discussion assumes that any Preferred Shares issued by the Trust will be treated as equity.

Distributions. Distributions paid to U.S. Shareholders by the Trust from its net capital gains (which is the excess of net long-term capital gain over net short-term capital loss) if any, that the Trust properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long a U.S. Shareholder has held its Shares. All other dividends paid to U.S. Shareholders by the Trust (including dividends from short-term capital gains) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income.

In the case of corporate U.S. Shareholders, properly reported ordinary income dividends paid by the Trust generally will be eligible for the dividends received deduction to the extent that the Trust’s income consists of dividend income from U.S. corporations and certain holding period requirements are satisfied by both the Trust and the corporate U.S. Shareholders. In the case of individuals, any such properly reported ordinary income dividend that you receive from the Trust will generally be eligible for taxation at the rates applicable to long-term capital gains to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain qualified foreign corporations) received by the Trust, (ii) the Trust satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) you satisfy certain holding period and other requirements with respect to your Shares. Qualified dividend income eligible for these special rules are not actually treated as capital gains, however, and thus will not be included in the computation of your net capital gain and generally cannot be used to offset any capital losses. In general, you may include as qualified dividend income only that portion of the dividends that may be and are so reported by the Trust as qualified dividend income. Dividend income from PFICs and, in general, dividend income from real estate investment trusts is not eligible for the reduced rate for qualified dividend income and is taxed as ordinary income. Due to the nature of the Trust’s investments, the Trust does not expect that a significant portion of its distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.

Under recently issued regulations, properly reported dividends paid by the Trust that are attributable to the Trust’s “qualified REIT dividends” (generally, ordinary income dividends paid by a REIT, not including capital gain dividends or dividends treated as qualified dividend income) may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. Shareholders, provided that certain holding period and other requirements are met by the Shareholder and the Trust. There can be no assurance as to what portion, if any, of our distributions will qualify for such deduction. Subject to any future regulatory guidance to the contrary, any distribution attributable to income from the Trust’s investments in publicly traded partnerships, if any, will not qualify for the 20% deduction that could be available to a non-corporate U.S. Shareholder were the Shareholder to own such partnership interests directly.

Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a tax-deferred return of capital to the extent of your adjusted tax basis in your Shares, and thereafter as capital gain from the sale of Shares. The amount of any Trust distribution that is treated as a return of capital will reduce your adjusted tax basis in your Shares, thereby increasing your potential gain, or reducing your potential loss, on any subsequent sale or other disposition of your Shares.

Dividends and other taxable distributions are taxable to you even if they are reinvested in additional Shares of the Trust. Dividends and other distributions paid by the Trust are generally treated as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December and you were the U.S. Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared.

The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.

Sale of Shares. Except in the case of a redemption (the consequences of which are described in the SAI under “Tax Matters”), the sale or other disposition of Shares of the Trust will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Shares for more than one year. Any loss upon the sale or other disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain) by you with respect to such Shares. Any loss you recognize on a sale or other disposition of Shares will be disallowed if you acquire other Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Shares. In such case, your tax basis in the Shares acquired will be adjusted to reflect the disallowed loss.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income, while long-term capital gain generally is taxed at reduced maximum rates. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax. Certain U.S. Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a part of their “net investment income,” which includes dividends received from the Trust and capital gains from the sale or other disposition of Shares.

Backup Withholding. The Trust may be required to withhold, for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to non-corporate U.S. Common Shareholders who fail to provide the Trust (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against the U.S. Shareholder’s U.S. federal income tax liability, if any, provided that it timely furnishes the required information to the IRS.

Taxation of Non-U.S. Shareholders

The following discussion only applies to Non-U.S. Shareholders. A “Non-U.S. Shareholder” is a holder, other than a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes), that is not a U.S. Shareholder for U.S. federal income tax purposes. Whether an investment in Shares is appropriate for a Non-U.S. Shareholder will depend upon that Non-U.S. Shareholder’s particular circumstances. An investment in Shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in Shares.

Distributions of ordinary income dividends to Non-U.S. Shareholders, subject to the discussion below, will generally be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Trust’s current and accumulated earnings and profits. Actual or deemed distributions of the Trust’s net capital gain to a Non-U.S. Shareholder, and gain recognized by a Non-U.S. Shareholder upon the sale of Shares, generally will not be subject to U.S. federal withholding tax and will not be subject to U.S. federal income tax. Different tax consequences may result if the Non-U.S. Shareholder is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Special certification requirements apply to a shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisors.

No U.S. source withholding taxes will be imposed on dividends paid by RICs to Non-U.S. Shareholders to the extent the dividends are properly reported as “interest related dividends” or “short term capital gain dividends.” Under this exemption, interest related dividends and short term capital gain dividends generally represent distributions of interest or short term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a Non-U.S. Shareholder, and that satisfy certain other requirements. No assurance can be given as to the portion of the Trust’s dividends that will constitute interest related or short term capital gain dividends.

If the Trust distributes its net capital gains in the form of deemed rather than actual distributions (which the Trust may do in the future), a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Non-U.S. Shareholder’s allocable share of the tax that the Trust pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Shareholder is not otherwise required to obtain a U.S. taxpayer identification number or file a federal income tax return. For a Non-U.S. Shareholder, distributions (both actual and deemed), and gains realized upon the sale of Shares that are effectively connected with a U.S. trade or business (or, where an applicable treaty applies, are attributable to a permanent establishment in the United States) will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons and for a corporate Non-U.S. Shareholder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in Shares may not be appropriate for certain Non-U.S. Shareholders.

Certain provisions of the Code referred to as “FATCA” require withholding at a rate of 30% on dividends in respect of Shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Trust will not pay any additional amounts to Non-U.S. Shareholders in respect of any amounts withheld. Non-U.S. Shareholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in Shares.

A Non-U.S. Shareholder who is a nonresident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to U.S. federal backup withholding tax on dividends unless the Non-U.S. Shareholder provides the Trust or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Shareholder or otherwise establishes an exemption from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Non-U.S. Shareholder may be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS. Non-U.S. Shareholders may also be subject to information reporting.

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Trust and its U.S. Shareholders and Non-U.S. Shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the tax rules applicable to the Trust, its U.S. Shareholders and Non-U.S. Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.

PLAN OF DISTRIBUTION

The Trust may offer up to $300,000,000 in aggregate initial offering price of Common Shares, Preferred Shares or Rights from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases, including existing shareholders in a Rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Trust’s dividend reinvestment plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

•        the names of any agents, underwriters or dealers;

•        any sales loads or other items constituting underwriters’ compensation;

•        any discounts, commissions, or fees allowed or paid to dealers or agents;

•        the public offering or purchase price of the offered Securities and the net proceeds the Trust will receive from the sale; and

•        any securities exchange on which the offered Securities may be listed.

Direct Sales

The Trust may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Trust may use electronic media, including the Internet, to sell offered securities directly. The Trust will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Trust may offer Securities through agents that the Trust may designate. The Trust will name any agent involved in the offer and sale and describe any commissions payable by the Trust in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

The Trust may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Trust sells Securities to underwriters, the Trust will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Trust in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Trust may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Trust may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Trust will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Trust may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•        An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.

•        An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.

•        Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

•        The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any Rights offering, the Trust may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Trust, underwriters and agents may be entitled to indemnification by the Trust, the Adviser and the Sub-Adviser against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Trust in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the maximum compensation to be received by any FINRA member or independent broker-dealer in connection with an offering of the Trust’s securities may not be greater than eight percent (8%) of the gross proceeds received by the Trust for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Trust after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

TRANSFER AGENT, CUSTODIAN AND ADMINISTRATOR

The information contained under the heading “Additional Information — Transfer Agent, Custodian and Administrator” in the Trust’s Annual Report is incorporated herein by reference.

LEGAL MATTERS

Certain legal matters will be passed on for the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, in connection with the offering of the Common Shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cohen & Company, Ltd., 1350 Euclid Ave., Suite 800, Cleveland, Ohio 44115, is the independent registered public accounting firm of the Trust. The independent registered public accounting firm is expected to render an opinion annually on the financial statements and financial highlights of the Trust.

FISCAL YEAR END AND REPORTS TO SHAREHOLDERS

The Trust’s fiscal year end is September 30.

As soon as practicable after the end of each calendar year, the Trust will furnish to Common Shareholders a statement on Form 1099-DIV identifying the sources of the distributions paid by the Trust to Common Shareholders for tax purposes.

In addition, the Trust will prepare and transmit to Common Shareholders a semi-annual report and annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

PRIVACY PRINCIPLES OF THE TRUST

The Trust is committed to maintaining the privacy of its shareholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Trust collects, how the Trust protects that information and why, in certain cases, the Trust may share information with select other parties.

Generally, the Trust does not receive any non-public personal information relating to its shareholders, although certain non-public personal information of its shareholders may become available to the Trust. The Trust does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third-party administrator).

The Trust restricts access to non-public personal information about its shareholders to employees of the Adviser and its delegates and affiliates with a legitimate business need for the information. The Trust maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its shareholders.

3,546,854 Shares

XAI Octagon Floating Rate & Alternative Income Trust

Common Shares

$7.0485 per Share

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PROSPECTUS SUPPLEMENT

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February 1, 2024